21st Century Holding Company and Subsidiaries

EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in previously filed Registration Statements on (a) Form S-3, File No. 333-120157, which was declared effective by the Securities and Exchange Commission (“SEC’) on December 2, 2004, (b) Form S-3, File No. 333-109313, which was declared effective by the SEC on December 29, 2003, (c) Form S-8, File No. 333-102539, which was effective on January 16, 2003, (d) Form S-3, File No. 333-133737 which was declared effective by the SEC on or about May 19, 2006, (e) Form S-3, File No. 333-140376, which was declared effective by the SEC on February 9, 2007 and (f) Form S-3, File No. 333-142522, which was declared effective by the SEC on May 9, 2007, of our report dated March 26, 2010 relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of 21st Century Holding Company (the “Company”) for the year ended December 31, 2010.

/s/ DeMeo, Young, McGrath

Boca Raton, Florida

March 31, 2011